UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2026

INTRUSION INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39608	75-1911917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 East Park Blvd, Suite 1200 Plano, Texas	75074
(Address of Principal Executive Offices)	(Zip Code)

(972) 234-6400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	INTZ	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 4, 2026, Intrusion Inc. (the “Company”) received formal written notification from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company has been granted an additional 180 calendar days, or until May 3, 2027, to regain compliance with the minimum $1.00 per share bid price requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”).

As previously disclosed, on May 7, 2026, Nasdaq notified the Company that its common stock failed to maintain a minimum closing bid price of $1.00 per share for 30 consecutive business days as required by Nasdaq Listing Rule 5550(a)(2). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided an initial compliance period of 180 calendar days, which expired on November 3, 2026, to regain compliance. The Company did not regain compliance during the initial 180-day compliance period.

Nasdaq’s determination to grant the second 180-day compliance period was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable initial listing requirements for The Nasdaq Capital Market, with the exception of the minimum bid price requirement, as well as the Company’s written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

To regain compliance, the closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of 10 consecutive business days at any time prior to May 3, 2027 (unless Nasdaq exercises its discretion under Nasdaq Listing Rule 5810(c)(3)(H) to extend this period to a maximum of 20 consecutive business days). In the notification letter, Nasdaq informed the Company that if it chooses to implement a reverse stock split to cure the deficiency, it must complete the split no later than ten business days prior to the May 3, 2027 expiration date in order to timely regain compliance.

The Nasdaq extension notice has no immediate effect on the listing or trading of the Company’s common stock, which will continue to trade on The Nasdaq Capital Market under the symbol “INTZ”.

If the Company does not regain compliance with the Minimum Bid Price Requirement by May 3, 2027, Nasdaq Staff will provide written notification that the Company’s securities will be subject to delisting. At that time, the Company would be entitled to appeal Staff’s delisting determination to a Nasdaq Hearings Panel pursuant to applicable Nasdaq rules. However, there can be no assurance that the Company will regain compliance during the second compliance period or, if necessary, successfully appeal any delisting determination.

The Company intends to actively monitor the closing bid price of its common stock and evaluate all available options to regain compliance with the Minimum Bid Price Requirement prior to May 3, 2027.

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipate,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding the Company’s ability to regain compliance with the Nasdaq minimum bid price requirement, the Company's intention to effect a reverse stock split if necessary, and future plans. Forward-looking statements are based on management's current expectations and assumptions and are subject to inherent risks and uncertainties, many of which are outside the Company's control. Actual results could differ materially from those expressed or implied in forward-looking statements due to various factors, including market conditions, the trading price of the Company's common stock, and other risk factors set forth in the Company's periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTRUSION, INC.

Dated: November 4, 2026	By:	/s/ Kimberly Pinson
	Name:	Kimberly Pinson
	Title:	Chief Financial Officer

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